Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(including the Associated Preferred Stock Purchase Rights)
of
ENERGY PARTNERS, LTD.
to
ATS INC.
an indirect wholly owned subsidiary of
WOODSIDE PETROLEUM LTD.
(not to be used for Signature Guarantees)
THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 17, 2006 UNLESS THE AMENDED OFFER IS EXTENDED.
      This Notice of Guaranteed Delivery, or a form substantially equivalent hereto (including the original YELLOW Notice of Guaranteed Delivery previously circulated with the Offer to Purchase (as defined below)), must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share (the “Common Stock”), of Energy Partners, Ltd., a Delaware corporation (the “Company”), and, if still outstanding, the associated preferred stock purchase rights (the “Rights” and together with the Common Stock, the “Shares”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase and Section 3 of the Supplement (as defined below).
The Depositary for the Offer is:
THE BANK OF NEW YORK

By Mail: The Bank of New York Reorganization Services P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Courier: The Bank of New York Reorganization Services 161 Bay State Road Braintree, MA 02184	By Hand: The Bank of New York Reorganization Services 101 Barclay Street, 1-E Receive and Deliver Window New York, New York 10286
By Facsimile Transmission:
(For Eligible Institutions Only)
781-380-3388
To Confirm Facsimile Transmissions:
781-843-1833, Ext. 200
(For Confirmation Only)
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to ATS Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Woodside Petroleum Ltd., a company incorporated under the laws of Victoria, Australia (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 31, 2006 (as previously amended, the “Offer to Purchase”), as further amended and supplemented by the Supplement to the Offer to Purchase, dated November 2, 2006 (the “Supplement”), and the revised GREEN Letter of Transmittal (the offer reflected by such terms and conditions, as they may be amended or supplemented from time to time, constitutes the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and Section 3 of the Supplement.
Number of Shares:
________________________________________________________________________________
Certificate Nos. (If Available):
________________________________________________________________________________
☐ Check this box if Shares will be delivered by book-entry transfer:
Book-Entry Transfer Facility
Account No.
________________________________________________________________________________

(Signature(s) of Holder(s))
Dated: ________________________________________ , 2006

(Please Type or Print)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account at The Depository Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.
      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Authorized Signature)

Address:	Name:

(Please Type or Print)

Title:

(Zip Code)

Area Code and Tel. No.:	Dated: ------------------------------------------ , 2006
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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